UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 23, 2007

                            Industrial Minerals, Inc.
                            -------------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)



        000-30651                                              11-3763974
 ----------------------                                     -----------------
(Commission File Number)                                    (I.R.S. Employer
                                                            Identification No.)

     2904 South Sheridan Way, Suite #100, Oakville, Ontario, Canada L6J 7L7
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               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (905)-829-0220

                  ---------------------------------------------
              (Former name, former address and former fiscal year,
                         if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))


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Item 3.02     Unregistered Sales of Equity Securities.

On November 23, 2007 the Company closed two private placements. The first was a sale through an institution with 29 accredited investors for 2,830,066 shares at $0.18 per share for total consideration of $509,412. The second placement was a sale to two accredited investors for 785,300 common shares at $0.17 per share for total consideration of $133,501. The shares contained in the private placements represent approximately 2.7% of the prior outstanding shares.

With respect to the unregistered sales made, the Company relied on Section 4(2) of the Securities Act of 1933, as amended and Regulation S. No advertising or general solicitation was employed in offering the securities. The securities were offered to sophisticated investors who were provided all of the current public information available on the Company.




                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                            INDUSTRIAL MINERALS, INC.

                                  (Registrant)

                            Dated: November 28, 2007

                               /s/ Robert Dinning
                               ------------------
                     Robert Dinning, Chief Financial Officer


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